Exhibit 2

        STATE OF LOUISIANA                    PARISH OF EAST BATON ROUGE



                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             DIVERSIFIED FUNDS, INC.



                                    ARTICLE I

     The  name  of  the  Corporation  is  Diversified  Funds,  Inc.

                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of Louisiana.

                                   ARTICLE III

     The total number of shares of stock which the Corporation shall have authority to issue is Thirty Million (30,000,000) common shares having no par value. Shareholders shall have no preemptive rights and shall not be entitled to cumulative voting. The Corporation may issue one or more series of shares of preferred stock, each of which series may have such voting powers, full or limited, or no voting powers, or such other powers, and such designations and preferences, or other special rights, and qualifications, limitations, or restrictions thereof, if any, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such series adopted by the board of directors. The authority of the board of directors with respect to each series of shares of preferred stock shall include, but not be limited to, determination of the following:

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          (a)     the  number  of shares of preferred stock of any series issued and  the  distinctive designation of the shares of such series of stock, if any;

          (b) the dividend rate on the shares of any series of preferred stock, whether dividends shall be cumulative, and, if so, from which date or dates, and whether they shall be payable in preference to, or in another relation to, the dividends payable on any other shares of stock;

          (c) whether any series of shares of preferred stock shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate upon the occurrence of such events as the board of directors shall determine;

          (d) whether or not any series of shares of preferred stock shall be redeemable, and, if so, the terms and conditions of such redemption, including the manner of selecting shares of preferred stock for redemption if less than all shares of stock of a series are to be redeemed, the date or dates upon or after which they shall be redeemable, and the amount per share of stock payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          (e) whether any series of shares of preferred stock shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of the shares of stock, and, if so, the terms and amount of such sinking fund;

          (f) the rights of any series of shares of preferred stock to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares of stock (including additional shares of stock of such series or of any other series), and upon the payment of dividends or the making of other distributions on and the purchase, redemption, or other acquisition by the Corporation or any subsidiary of any outstanding shares of stock of the Corporation;

          (g) the rights of any series of shares of preferred stock in the event of any voluntary or involuntary liquidation , dissolution, or winding up of the Corporation and whether such rights shall be in preference to , or in another relation to, the comparable rights of any other class or classes
or  series  of     shares  of  stock;  and

          (h) any other relative, participating, optional or other special rights, qualifications, limitations, or restrictions of any series of shares of preferred stock.

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                                   ARTICLE IV

     The address of the Corporation's registered office in the State of Louisiana is 8550 United Plaza Road, Baton Rouge, Louisiana 70809. The name of the Corporation's registered agent at that address is C T Corporation System.

                                    ARTICLE V

     To the extent permitted by law, and without action by the shareholders, shares of stock of the corporation may be issued from time to time by the Board of Directors, and any and all shares so issued, shall be deemed fully paid for stock and not liable to any further assessment or call, the holder of such shares shall not be liable for any further payment thereon. Additionally, the Corporation may purchase or otherwise acquire shares of stock of any class issued as may be authorized by its board of directors, in its direction, from time to time.

                                   ARTICLE VI

     The  number  of  directors of the corporation is fixed at not less than one
(1) nor more than seven (7), except that when all of the outstanding shares of the corporation are held of record by fewer than seven shareholders, than there need be only as many directors as there are shareholders, but this shall not prevent a greater number of directors as aforesaid. The board of directors shall meet at least semi-annually.

                                   ARTICLE VII

     The Corporation's board of directors shall have the power and authority to amend or repeal the Corporation's by-laws and adopt new by-laws; provided that the board of directors of the Corporation may not amend or repeal any provisions in the Corporation's by-laws adopted by the stockholders, if the stockholders or such by-laws specifically provide that any such provision shall not be subject to amendment or repeal by the board of directors.

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                                  ARTICLE VIII

     Any director or the entire board of directors of the Corporation may be removed, with or without cause, by the holders of at least two-thirds of the shares of stock then entitled to vote at an election of directors; provided that if two-thirds of the entire board of directors recommend to the stockholders that a director be removed, then such director may be removed, with or without cause, by the holders of at least a majority of the shares of stock then entitled to vote at an election of directors.

                                   ARTICLE IX

     The Corporation's board of directors, in connection with the exercise of its judgment in determining what is in the Corporation's and its stockholder's best interests, when reviewing and evaluating any proposal of another party to
(a) make a tender or exchange offer for any of the Corporation's equity securities, (b) merger or consolidate the Corporation with another corporation,
(c) sell, mortgage, pledge, or make another disposition of 20% or more of the assets of the Corporation, or (d) make or enter into any transaction similar in purpose or effect to any of the foregoing, may, to the extent rationally related to benefits accruing to the stockholders and to the extent not inconsistent with Louisiana Law, consider all factors which the board of directors deems relevant, including without limitation:

          (1) The adequacy or inadequacy of the proposed offer based upon the current market price of the Corporation's securities, the historical and present operating results or financial condition of the Corporation, the then current value of the Corporation in a freely negotiated transaction, and the estimated future value of the Corporation as an independent entity;

          (2)     Any questions concerning the illegality of the proposed offer;

          (3) The impact of the proposed offer on the Corporation's employees, customers, suppliers, and creditors and on the local community;

          (4) The potential risk that the proposed offer cannot or will not be consummated;

          (5) The quality of the securities and other consideration being offered;

          (6) The business and financial condition of the offeror, including the possible impact of the offeror's financial condition could have on the Corporation;

          (7) The experience and integrity of the offeror and its management; and

          (8) Such other factors as the board of directors may deem relevant.

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                                    ARTICLE X

     In addition to any necessary percentage voting requirements (and notwithstanding that a lesser percentage may be required) under the Business Corporation Law of Louisiana, as the same exists or may hereafter be amended, for the amendment or repeal of any provision of this Amended and Restated Articles of Incorporation, any provision of this Amended and Restated Articles of Incorporation may be amended or repealed by the affirmative vote of the holders of shares of stock entitling them to exercise at least two-thirds of the voting power on such proposal; provided that if such proposal was recommended for approval by at least two-thirds of the directors, then the affirmative vote of the holders of shares of stock entitling them to exercise at least a majority of the voting power on such proposal shall be required.

ACKNOWLEDGED  AND  APPROVED  this  22nd  day  of  June,  1998.
                                  -----


                                        /s/  Steven  Lorne  Durket
                                        --------------------------
                                        Steven  Lorne  Durket,  Secretary


                   CERTIFICATION OF ARTICLES OF INCORPORATION
                                       OF
                             DIVERSIFIED FUNDS, INC.

                                 OCTOBER 1, 1999





     The undersigned, as the Secretary of Diversified Funds, Inc., a corporation organized under the laws of the State of Louisiana, does hereby certify and state that the attached is a true copy of the Articles of Incorporation and all amendments of the Company, as in effect as of the day and year first written above.



                                   /s/  Steven  Lorne  Durket
                                   --------------------------
                                   Steven  Lorne  Durket
                                   Secretary

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